UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2007

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia      30309

(Address of principal executive offices)     (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On August 28, 2007, the Board of Directors of EarthLink, Inc. (the “Company”) approved a restructuring plan (the “Plan”). The Plan is intended to reduce operating costs and improve the efficiency of the Company’s organization. The Plan is the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the Plan, the Company will reduce its workforce by approximately 900 employees, consolidate its office facility in Atlanta, Georgia and close office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania and San Francisco, California. The Plan will begin immediately and be phased throughout the remainder of the year.

In connection with the Plan, the Company expects to record total facility exit and restructuring costs of approximately $60 to $70 million, including $30 to $35 million for severance and personnel-related costs, $10 to $15 million for lease termination and facilities-related costs, $8 to $10 million for non-cash asset write-offs and $8 to $10 million for other associated costs. Cash expenditures for facility exit and restructuring costs are expected to be primarily paid during the third and fourth quarters of fiscal year 2007 and the first quarter of fiscal year 2008, but certain cash payments associated with facilities-related costs will be paid in later periods over the various remaining lease terms.

5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On August 27, 2007, the Company appointed Joseph M. Wetzel, age 51, as the Company’s Chief Operating Officer.

Mr. Wetzel has been self-employed since 2006. Mr. Wetzel served as the president and chief operating officer of Mpower Holding Corporation from July 2001 until its merger with a subsidiary of U.S. TelePacific Holdings Corp. in 2006.  Prior to that, Mr. Wetzel served as president of operations of Mpower Holding Corporation from August 2000 through July 2001. He also served on the board of directors of Mpower Holding Corporation from March 2002 until April 2003. From 1997 to 2000, Mr. Wetzel was vice president of technology with MediaOne Group and from 1993 to 1997 was vice president of technology with MediaOne’s multimedia group. From 1977 to 1993, Mr. Wetzel served in a number of technology and operational leadership positions within US West Companies.

In connection with his appointment as Chief Operating Officer, the Company entered into an employment agreement with Mr. Wetzel, dated August 27, 2007.  The employment agreement has a term of one year, which will automatically be extended from year-to-year thereafter subject to termination of Mr. Wetzel’s employment as set forth in the employment agreement.  The employment agreement provides for an annual base salary of $400,000 per year.  The employment agreement provides that Mr. Wetzel will receive a bonus of 65% of his earned salary for 2007.  For fiscal years beginning after 2007, the employment agreement provides for a target bonus opportunity of 65% of his eligible earnings, which will be paid if the bonus criteria, as set by the Leadership and Compensation Committee (the “Committee”) of the Board of Directors of the Company, for the applicable annual period are met.  As provided in the employment agreement, Mr. Wetzel has been granted 50,000 restricted stock units which will vest 50% on the second anniversary of his appointment and 25% on each annual anniversary thereafter, assuming his continued employment, and 150,000 stock options which will vest 25% on August 27, 2008 and on a pro rata quarterly basis thereafter until August 27, 2011, assuming his continued employment.  The Company has also agreed to pay reasonable costs and expenses associated with moving Mr. Wetzel to Atlanta, Georgia.

In addition, if a “change in control event” as defined in the employment agreement has not occurred and Mr. Wetzel is terminated by the Company for any reason other than for “cause,” as defined in the employment agreement, or Mr. Wetzel terminates his employment for “good reason”, Mr. Wetzel will receive an amount equal to 100% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs.  If a “non-public change in control event” occurs, Mr. Wetzel will receive an amount equal to 150% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the “change in control event” occurs, assuming he is employed at that time.  If a “public change in control event” occurs and Mr. Wetzel is subsequently terminated by the Company for any reason other than for “cause” or Mr. Wetzel terminates his employment for “good reason”, Mr. Wetzel will receive an amount equal to 150% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs.

The employment agreement restricts Mr. Wetzel from competing, directly or indirectly, with the Company or soliciting certain employees and officers of the Company or its affiliates during the term of the employment agreement and for a period of 12 months following his termination of employment.

A copy of the employment agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

2007 Executive Bonus Plan

In light of the proposed Plan, on August 27, 2007, the Committee established a revised bonus plan (the “Revised 2007 Bonus Plan”) for the Company’s executive officers for the period from September 1, 2007 to December 31, 2007.  The existing 2007 bonus plan (the “Prior 2007 Bonus Plan”) for executive officers will remain in effect through August 31, 2007.

As with the Prior 2007 Bonus Plan, under the Revised 2007 Bonus Plan, for each named executive officer, there is a target cash incentive bonus ranging from 50% to 60% of eligible earnings, as established in advance for such officer as a part of his or her annual arrangement. As with the Prior 2007 Bonus Plan, the Revised 2007 Bonus Plan provides for a sliding scale of bonus payouts which range between a minimum threshold level (payout of 50% of target), a target level, which is tied to the Company’s 2007 operating plan (100% payout), and a maximum level (payout of 150% of target).

The bonus payouts under the Revised 2007 Bonus Plan for our executive officers (other than the Chief Executive Officer and the Chief Operating Officer) are tied to the Company’s 2007 total Company revenue and free cash flow. (“Free cash flow” refers to income from operations before facility exit and restructuring costs, depreciation and amortization and stock-based compensation expense under Statement of Financial Accounting Standards No. 123(R), less cash used for purchases of property.)

The levels of each factor necessary to satisfy the threshold, target and maximum bonus payouts are being set taking into account the Company’s revised 2007 operating plan. The bonus plan also contains an individual performance factor to be taken into account when allocating bonuses to each of the executive officers. The final bonus amounts paid, if any, shall be determined by the Committee based on achievements of the performance measures and the individual performance factors. Any bonus payments under the executive officer bonus plan will be paid in one lump sum payment after the end of the 2007 fiscal year.

The 2007 bonus payouts for the Chief Executive Officer and the Chief Operating Officer are set forth in their respective employment agreements.

Departure of Named Executive Officer

In connection with the Plan, the position of Executive Vice President and President-Municipal Networks, held by Donald B. Berryman, is being eliminated and Mr. Berryman’s employment with the Company is terminating.

Item 7.01 Regulation FD Disclosure.

On August 28, 2007, the Company issued a press release announcing the Plan and Mr. Wetzel’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated August 27, 2007, between EarthLink, Inc. and Joseph M. Wetzel
99.1	Press release dated August 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: August 28, 2007

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated August 27, 2007, between EarthLink, Inc. and Joseph M. Wetzel
99.1	Press release dated August 28, 2007